Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 2001 included in this Form 10-K, into NewPower Holdings, Inc.'s previously filed Registration Statements No. 333-41412 and No. 333-48410.

ARTHUR ANDERSEN LLP

New York, New York
March 30, 2001

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